Exhibit 99.1

Uranium Resources, Inc. Retains Kei Advisors LLC, Investor Relations Advisory
Firm

     LEWISVILLE, Texas--(BUSINESS WIRE)--Nov. 9, 2006--Uranium Resources, Inc. (OTCBB: URRE) ("URI"), a Texas based uranium exploration and mining company, is pleased to announce it has retained the services of Kei Advisors LLC to work with management in the area of capital markets communication and shareholder awareness.

     Paul K. Willmott, URI's Chairman and CEO, noted, "Given the resurgence of nuclear power and a strong uranium market, we believe we have an exciting story to tell. Kei Advisors can assist us in improving the market's awareness of our significant resource base by reaching out to our existing shareholders as well as by introducing the company to prospective investors."

     ABOUT URANIUM RESOURCES, INC.

     Since it's incorporation in 1977, URI has produced nearly 10 million lbs U3O8 by in-situ recovery (ISR) methods in the state of Texas where the company currently has three ISR mining projects. URI is also developing a new ISR project in New Mexico where the company has considerable uranium resources. URI's strategy is to fully exploit its large resource base in Texas and New Mexico to take advantage of the strong global market for uranium.

     ABOUT KEI ADVISORS, LLC

     Kei Advisors provides a strategic approach to managing communications and relations with the capital markets. They are committed to helping their clients create optimum shareholder value by closing the information gap that often exists between a company's reality and the market's perception. The Kei team has over fifty years of capital market and investor relations experience offering a broad level of knowledge and expertise for public and private companies.

     Safe Harbor Statement

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.


     CONTACT: Kei Advisors LLC
              Investors:
              Deborah K. Pawlowski/James M. Culligan
              716-843-3908 / 716-843-3874
              dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
              or
              Uranium Resources, Inc.
              David N. Clark, President and COO, 361-883-3980